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                                 EXHIBIT 6.2

                           SECURED PROMISSORY NOTE
$200,000.00                                                    November 17, 1995
                                                            New Roads, Louisiana

         GREAT GUARANTY BANCSHARES, INC. (the "Company"), for value received, hereby promises to pay to the order of James E. Kissner on or before December 31, 1996 (the "Maturity Date"), the principal sum of TWO HUNDRED THOUSAND AND NO/100 ($200,000.00) DOLLARS, with interest on the unpaid principal balance from the date hereof through the Maturity Date at the floating rate equal to the "Prime Rate" as charged from time to time by New York banks, as such rate is published in the Wall Street Journal, provided, however, that the interest rate applicable on this note shall in no event be less than 8.75% per annum. The aggregate amount of principal and interest thereon shall be paid by the Company in a lump sum on the Maturity Date.

         Payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds. This Note may be paid by the Company prior to the Maturity Date without premium or penalty. All parties hereto severally waive presentment for payment, notice of dishonor and notice of protest. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana.

         This Note is secured by a security interest in the shares of Guaranty Bank & Trust Company ("Bank") owned by Company, being all of the common stock of Bank and represented by certificate numbers 2809 for 76,994 shares and 2811 for 19,248 shares of the said stock. The Security interest granted hereby does not confer voting rights nor any other right to exercise control of the said Bank. The said security interest granted hereby is subordinate to the security interest held in such stock by Hancock Bank, and the holder hereof hereby designates Hancock Bank as his agent for custody of the stock subject to Hancock Bank's security interest herein. In the event that this Note is placed in the hands of an attorney at law for collection, the holer shall be entitled to reasonable attorney's fees incurred in connection with actions to collect the amount due hereunder.

                                          GREAT GUARANTY BANCSHARES, INC.

                                           By: /s/ H.T. Olinde, Jr.
                                              ------------------------------
                                                   H.T. Olinde, Jr.

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                        PLEDGE AND SECURITY AGREEMENT


STATE OF LOUISIANA
PARISH OF POINTE COUPEE

         This Pledge and Security Agreement is entered as of the 8th day of December, 1995, by and between GREAT GUARANTY BANCSHARES, INC. ("PLEDGOR"), and JAMES E. KISSNER ("PLEDGEE"), and provides as follows:

         PLEDGOR is presently indebted unto PLEDGEE for loans and advances made and/or credit extended. In order to secure the payment and performance of all obligations of PLEDGOR to PLEDGEE under or in connection with that certain promissory note dated December 8, 1995, for the principal amount of $200,000 (the "Indebtedness"), and any and all renewals or extensions thereof, together with interest thereon and all costs of collection, including attorney's fees, PLEDGOR does by these presents pledge and hypothecate unto PLEDGEE the securities or other property described below and sometimes referred to hereinafter as the "Pledged Property":

         96,242 shares of the Common Stock (the "Stock") of Guaranty Bank & Trust Company, evidenced by Certificate Numbers 2809 for 76,994 shares and 2811 for 19,248 shares. In the event that, during the term of this pledge, any shares are issued, or dividend, reclassification, readjustment, or any change is declared or made in the capital structure of Guaranty Bank & Trust Company, all new, substituted and additional shares or securities issued by reason of any such change shall be delivered directly to PLEDGEE and shall be held by PLEDGEE under this Agreement in the same manner as the shares originally pledged hereunder.

         PLEDGEE acknowledges the prior and superior security interest in said Pledged Property held by Hancock Bank and hereby appoints Hancock Bank as his agent for custody of the Pledged Property, subject to Hancock Bank's prior interest. Pursuant to the possession of such Stock by Hancock Bank on behalf of PLEDGEE, PLEDGEE hereby acknowledges receipt of the Pledged Property. The Pledged Property shall be held by PLEDGEE as general security to secure any and all Indebtedness due or to become due by PLEDGOR. PLEDGEE and PLEDGOR agree that PLEDGOR shall retain all voting rights in the Pledged Property and all rights to receive dividends and other distributions paid in respect of the Pledged Property.

         In the event of non-payment of the Indebtedness secured by the Pledged Property or any portion thereof at maturity or when otherwise due, subject to prior satisfaction of the claims of Hancock Bank, in addition to all other rights of a secured creditor under Louisiana law, PLEDGEE is hereby irrevocably authorized to sell any or all of the Pledged Property held by it as security under this Agreement at public or private sale at such time or times as it may elect without recourse to judicial proceeding, without demand for payment, notice or advertisement and with or without any benefit of appraisement whatsoever, and PLEDGEE may become the purchaser of any and all said property so sold and thereafter hold the same in its own right absolutely.

         Upon the transfer of the note or notes or other evidence representing the Indebtedness secured by this Agreement, PLEDGEE may transfer any and all of the Pledged Property and shall be thereafter fully discharged from all liability and responsibility with respect to the security so transferred, and the
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transferee shall be vested with all the powers and rights of PLEDGEE with respect to the security transferred.

         PLEDGOR agrees that PLEDGEE may at its sole option at any time and from time to time extend the date or dates for payment of any installment of principal or interest due on any note(s) or other obligations secured hereby; waive, release or forgive the performance of any obligations and notes secured hereby; or otherwise grant any indulgences or agreements with respect to any notes or obligations secured hereby, without the approval or permission of PLEDGOR. No such action on the part of PLEDGEE shall affect this Pledge or the rights of PLEDGEE hereunder, under any note or any other obligation, or in the Pledged Property.

         The aggregate principal amount of indebtedness caused by the Pledged Property and by this Agreement remaining outstanding and unpaid at any time by PLEDGOR shall not exceed TWO HUNDRED FIFTY THOUSAND AND NO/100 ($250,000.00) DOLLARS.

         Executed in New Roads, Louisiana, this 8th day of December 1995.

                                       PLEDGOR:
                                       GREAT GUARANTY BANCSHARES, INC.

                                       By: /s/H.T. Olinde, Jr.
                                           ----------------------------------
                                              H.T. Olinde, Jr., Chairman

                                       PLEDGEE:

                                       /s/James E. Kissner
                                       ---------------------------------------
                                       James E. Kissner


         AND NOW APPEARS HANCOCK BANK for the sole purposes of (i) consenting to the security interest granted hereby, which security interest is subject and subordinate to the security interest held in the Pledged Property by Hancock Bank and (ii) accepting the appointment as PLEDGEE's agent for holding of possession and custody of the Pledged Property for PLEDGEE, subject to Hancock Bank's prior rights and interests therein.

                                       HANCOCK BANK

                                       By: /s/A. Bridger Eglin
                                          ------------------------------------

                                          Its President
                                              --------------------------------


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